UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

HILL INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50781	20-0953973
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Lippincott Centre, Marlton, NJ	08053
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 810-6200

Arpeggio Acquisition Corporation

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2007, the Compensation Committee of the Board of Directors of Hill International, Inc. (the “Registrant”) approved certain grants of options and shares of common stock to its officers and employees. In particular, the following named executive officers received the following grants:

Executive Officer	Title	Shares of Common Stock	Options to Purchase Common Stock
David L. Richter	President and Chief Operating Officer	50,000	50,000
Frederic Z. Samelian	President, Construction Claims Group	25,000	25,000
Raouf S. Ghali	President, Project Management Group (International)	25,000	25,000
John Fanelli, III	Senior Vice President and Chief Financial Officer	0	50,000

Options were granted with an exercise price equal to the closing price on February 28, 2007, the date of the grant. The options were issued pursuant to our 2006 Employee Stock Option Plan.

On February 28, 2007, the Compensation Committee of our Board of Directors approved changes to the annual base salaries for our executive officers. The following table shows the revised base annual salaries for our named executive officers. The Compensation Committee did not recommend any 2006 year-end bonus awards for any of these named executive officers.

Executive Officer	Title	Amount
Irvin E. Richter	Chairman and Chief Executive Officer	$900,000
David L. Richter	President and Chief Operating Officer	500,000
Frederic Z. Samelian	President, Construction Claims Group	400,000
Raouf S. Ghali	President, Project Management Group (International)	400,000
John Fanelli, III	Senior Vice President and Chief Financial Officer	260,000

On February 28, 2007, the Compensation Committee approved Mr. David Richter’s eligibility for a 2007 year-end bonus award of up to $400,000, which award shall be made if the Registrant achieves certain performance targets in the 2007 fiscal year.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILL INTERNATIONAL, INC.

	By:	/s/ Irvin E. Richter
	Name:	Irvin E. Richter
Dated: March 6, 2007	Title:	Chairman and Chief Executive Office